UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

March 5, 2010
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 5, 2010, Hewlett-Packard Company (“HP”) issued a press release announcing that it had revised its previously announced financial results for its first fiscal quarter ended January 31, 2010, following developments in litigation involving Electronic Data Systems Corporation (“EDS”), a company that HP acquired in August 2008.  The text of the press release is furnished herewith as part of Exhibit 99.1.

The revisions reflect an increase in the amount of the contingency reserve previously established in connection with the litigation and resulted in a negative impact on HP’s first quarter net earnings of approximately $73 million, or $0.03 per diluted share.  As these developments occurred after the end of HP’s first fiscal quarter and before the company files its financial statements as part of its Quarterly Report on Form 10-Q, applicable accounting rules required HP to update its financial results for its first fiscal quarter to reflect the impact of the increased contingency reserve.  HP will continue to evaluate the reserve pending final resolution of the litigation.  The updated financial results do not reflect any other changes or adjustments to HP’s previously announced financial results for its first fiscal quarter.

The updated GAAP consolidated condensed statements of earnings, GAAP consolidated condensed balance sheets, adjustments to certain GAAP financial information, GAAP consolidated condensed statements of cash flows and certain other financial information for the fiscal quarter ended January 31, 2010 furnished as part of Exhibit 99.1 to this Form 8-K reflect these developments and amend and supersede the GAAP consolidated condensed statements of earnings, GAAP consolidated condensed balance sheets, adjustments to certain GAAP financial information, GAAP consolidated condensed statements of cash flows and certain other financial information furnished as Exhibit 99.1 to HP’s Current Report on Form 8-K filed on February 17, 2010 in connection with HP’s original announcement of its financial results for its fiscal quarter ended January 31, 2010 (the “Original Form 8-K”). The updated GAAP consolidated condensed statements of earnings and GAAP consolidated condensed balance sheets for the fiscal quarter ended January 31, 2010 filed as Exhibit 99.2 to this Form 8-K also reflect this new information and amend and supersede the GAAP consolidated condensed statements of earnings and the GAAP consolidated condensed balance sheets filed as Exhibit 99.2 to the Original Form 8-K.

The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), solely as a result of being included in Exhibit 99.1.  Exhibit 99.2 is filed for purposes of Section 18 of the Exchange Act, and therefore may be incorporated by reference into filings under the Securities Act.

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for HP’s fiscal quarter ended January 31, 2010 and prior periods is included in the tables that are a part of Exhibit 99.1. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Information” in Exhibit 99.1. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net earnings, diluted earnings per share, or cash and cash equivalents prepared in accordance with GAAP.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 99.1
Text of HP’s press release relating to its updated financial results for its fiscal quarter ended January 31, 2010 with HP’s updated GAAP consolidated condensed statements of earnings, GAAP consolidated condensed balance sheets, adjustments to certain GAAP financial information, GAAP consolidated condensed statements of cash flows and other financial information for its fiscal quarter ended January 31, 2010 (furnished herewith).

Exhibit 99.2	HP’s updated GAAP consolidated condensed statements of earnings and GAAP consolidated condensed balance sheets for its fiscal quarter ended January 31, 2010 (filed herewith).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEWLETT-PACKARD COMPANY

DATE: March 5, 2010	By:	/s/ Paul T. Porrini
	Name:	Paul T. Porrini
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1
Text of HP’s press release relating to its updated financial results for its fiscal quarter ended January 31, 2010 with HP’s updated GAAP consolidated condensed statements of earnings, GAAP consolidated condensed balance sheets, adjustments to certain GAAP financial information, GAAP consolidated condensed statements of cash flows and other financial information for its fiscal quarter ended January 31, 2010 (furnished herewith).

Exhibit 99.2	HP’s updated GAAP consolidated condensed statements of earnings and GAAP consolidated condensed balance sheets for its fiscal quarter ended January 31, 2010 (filed herewith).